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                                                                     Exhibit 5.1


May 9, 2003


Virage Logic Corporation
47100 Bayside Parkway
Fremont, CA 94538



Re:   Registration Statement on Form S-3

Ladies and Gentlemen:


      This opinion is furnished to Virage Logic Corporation (the "Company") in connection with the filing of Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering for resale 77,500 shares (the "Shares") of the Company's Common Stock, par value $0.001 (the "Common Stock"). The Shares were issued by the Company pursuant to an Agreement and Plan of Reorganization, dated as of May 4, 2002 (the "Merger Agreement"), by and among the Company, In-Chip Systems, Inc., a California corporation, and In-Chip Acquisition, Inc., a California corporation.


      We have based our opinion upon our review of the following records, documents, instruments and certificates:


            1. The Amended and Restated Certificate of Incorporation of the Company, as amended to date (the "Certificate"), certified by the Delaware Secretary of State as of May 6, 2003 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;


            2. The Bylaws of the Company (the "Bylaws") certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

            3. A certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and of actions of the Board of Directors relating to the Merger Agreement, the Registration Statement and the Shares; and (ii) certifying as to certain factual matters;

            4. The Merger Agreement;

            5. The Registration Statement; and


            6. Information provided by the Company's transfer agent as to the number of shares of Common Stock outstanding as of May 6, 2003.


      In connection with this opinion, we have, with your consent, assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments submitted to us as copies.

      This opinion is limited to the federal laws of the United States of America and the Delaware General Corporation Law, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

      Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) the full consideration stated in the Merger Agreement was paid for each Share and that such consideration in respect of each Share included payment of cash or

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other lawful consideration at least equal to the par value thereof, (iii)
appropriate certificates evidencing the Shares were executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement have been validly issued and are fully paid and non-assessable.

      We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement and to the filing of this opinion as an exhibit to, and to the use of this opinion in connection with, the Registration Statement.


     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit and the benefit of your stockholders and purchasers of the Shares. This opinion may not be relied upon by you, your stockholders or purchasers of the Shares for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.


Very truly yours,

/s/ Heller Ehrman White & McAuliffe LLP